Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-4 and related Prospectus of Burke & Herbert Financial Services Corp. of our reports dated March 12, 2024, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Summit Financial Group, Inc. for the year ended December 31, 2023.

We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

January 26, 2026